CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Holland Balanced Fund and to the use of our report dated November 27, 2012 on the Holland Balanced Fund’s financial statements and financial highlights. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information. [GRAPHIC APPEARS HERE]

BBD, LLP

Philadelphia, Pennsylvania

January 25, 2013